                                                                    Exhibit 4.24
================================================================================

                              TOKHEIM CORPORATION


                                   as Issuer


                          THE GUARANTORS NAMED HEREIN


                                      and


                     U.S. BANK TRUST NATIONAL ASSOCIATION


                                  as Trustee

                                _______________

                                   INDENTURE
                                _______________


                         Dated as of January 29, 1999


                                Euro 75,000,000


                  11 3/8% Senior Subordinated Notes due 2008


                                      and


              Series B 11 3/8% Senior Subordinated Notes due 2008

================================================================================

                             CROSS-REFERENCE TABLE

TIA                                                                                     Indenture
Section                                                                                  Section
-------                                                                                ----------
310    (a)(1)................................................................              7.10
       (a)(2)................................................................              7.10
       (a)(3)................................................................              N.A.
       (a)(4)................................................................              N.A.
       (a)(5)................................................................              7.08; 7.10
       (b)...................................................................              7.08; 7.10; 11.02
       (c)...................................................................              N.A.
311    (a)...................................................................              7.11
       (b)...................................................................              7.11
       (c)...................................................................              N.A.
312    (a)...................................................................              2.05
       (b)...................................................................              11.03
       (c)...................................................................              11.03
313    (a)...................................................................              7.06
       (b)(1)................................................................              N.A.
       (b)(2)................................................................              7.06
       (c)...................................................................              7.06; 11.02
       (d)...................................................................              7.06
314    (a)...................................................................              4.07; 4.08; 11.02
       (b)...................................................................              N.A.
       (c)(1)................................................................              11.04
       (c)(2)................................................................              11.04
       (c)(3)................................................................              N.A.
       (d)...................................................................              N.A.
       (e)...................................................................              11.05
       (f)...................................................................              N.A.
315    (a)...................................................................              7.01(b)
       (b)...................................................................              7.05; 11.02
       (c)...................................................................              7.01(a)
       (d)...................................................................              7.01(c)
       (e)...................................................................              6.11
316    (a)(last sentence)....................................................              2.09
       (a)(1)(A).............................................................              6.05
       (a)(1)(B).............................................................              6.04
       (a)(2)................................................................              N.A.
       (b)...................................................................              6.07
       (c)...................................................................              9.05
317    (a)(1)................................................................              6.08
       (a)(2)................................................................              6.09
       (b)...................................................................              2.04
318    (a)...................................................................              11.01
       (c)...................................................................              11.01

----------------------
N.A. means Not Applicable

Note:     This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                                                                            Page
                                                                            ----

SECTION 1.01.  Definitions................................................... 1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.............20
SECTION 1.03.  Rules of Construction.........................................20


                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01.  Form and Dating...............................................21
SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount......22
SECTION 2.03.  Registrar and Paying Agent....................................23
SECTION 2.04.  Paying Agent To Hold Assets in Trust..........................23
SECTION 2.05.  Noteholder Lists..............................................24
SECTION 2.06.  Transfer and Exchange.........................................24
SECTION 2.07.  Replacement Notes.............................................24
SECTION 2.08.  Outstanding Notes.............................................25
SECTION 2.09.  Treasury Notes................................................25
SECTION 2.10.  Temporary Notes...............................................25
SECTION 2.11.  Cancellation..................................................25
SECTION 2.12.  Defaulted Interest............................................26
SECTION 2.13.  CUSIP Number..................................................26
SECTION 2.14.  Deposit of Moneys.............................................26
SECTION 2.15.  Restrictive Legends...........................................26
SECTION 2.16.  Book-Entry Provisions for Global Note.........................28
SECTION 2.17.  Registration of Transfers and Exchanges.......................29


                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee............................................32
SECTION 3.02.  Selection of Notes To Be Redeemed.............................33
SECTION 3.03.  Notice of Redemption..........................................33
SECTION 3.04.  Effect of Notice of Redemption................................34
SECTION 3.05.  Deposit of Redemption Price...................................34
SECTION 3.06.  Notes Redeemed in Part........................................34


                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Notes..............................................35
SECTION 4.02.  Maintenance of Office or Agency...............................35
SECTION 4.03.  Corporate Existence...........................................35

                                                                            Page
                                                                            ----

SECTION 4.04.  Payment of Taxes and Other Claims.............................36
SECTION 4.05.  Maintenance of Properties and Insurance.......................36
SECTION 4.06.  Compliance Certificate; Notice of Default.....................36
SECTION 4.07.  Compliance with Laws..........................................37
SECTION 4.08.  SEC Reports...................................................37
SECTION 4.09.  Waiver of Stay, Extension or Usury Laws.......................38
SECTION 4.10.  Limitation on Restricted Payments.............................38
SECTION 4.11.  Limitation on Transactions with Affiliates....................39
SECTION 4.12.  Limitation on Incurrence of Additional Indebtedness...........40
SECTION 4.13.  Limitation on Dividends and Other Payment Restrictions
                 Affecting Subsidiaries......................................40
SECTION 4.14.  Prohibition on Incurrence of Senior Subordinated Debt.........41
SECTION 4.15.  Change of Control.............................................41
SECTION 4.16.  Limitation on Asset Sales.....................................42
SECTION 4.17.  Limitation on Preferred Stock of Subsidiaries.................45
SECTION 4.18.  Limitation on Liens...........................................45
SECTION 4.19.  Additional Subsidiary Guarantees..............................46
SECTION 4.20.  Limitation on Amendments to Schlumberger Junior
                 Subordinated Notes and Warrant Repurchase Indebtedness......46


                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation and Sale of Assets of the Company.......46
SECTION 5.02.  Successor Corporation Substituted.............................47
SECTION 5.03.  Merger, Consolidation and Sale of Assets of Guarantors........47


                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.............................................48
SECTION 6.02.  Acceleration..................................................49
SECTION 6.03.  Other Remedies................................................50
SECTION 6.04.  Waiver of Past Defaults.......................................50
SECTION 6.05.  Control by Majority...........................................50
SECTION 6.06.  Limitation on Suits...........................................51
SECTION 6.07.  Rights of Holders To Receive Payment..........................51
SECTION 6.08.  Collection Suit by Trustee....................................51
SECTION 6.09.  Trustee May File Proofs of Claim..............................51
SECTION 6.10.  Priorities....................................................52
SECTION 6.11.  Undertaking for Costs.........................................52


                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.............................................53
SECTION 7.02.  Rights of Trustee.............................................54
SECTION 7.03.  Individual Rights of Trustee..................................54

                                                                            Page
                                                                            ----

SECTION 7.04.  Trustee's Disclaimer..........................................55
SECTION 7.05.  Notice of Default.............................................55
SECTION 7.06.  Reports by Trustee to Holders.................................55
SECTION 7.07.  Compensation and Indemnity....................................55
SECTION 7.08.  Replacement of Trustee........................................56
SECTION 7.09.  Successor Trustee by Merger, Etc..............................57
SECTION 7.10.  Eligibility; Disqualification.................................57
SECTION 7.11.  Preferential Collection of Claims Against Company.............57


                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Termination of the Company's Obligations......................58
SECTION 8.02.  Legal Defeasance and Covenant Defeasance......................59
SECTION 8.03.  Conditions to Legal Defeasance or Covenant Defeasance.........60
SECTION 8.04.  Application of Trust Money....................................61
SECTION 8.05.  Repayment to the Company......................................61
SECTION 8.06.  Reinstatement.................................................62


                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders....................................62
SECTION 9.02.  With Consent of Holders.......................................63
SECTION 9.03.  Effect on Senior Debt.........................................64
SECTION 9.04.  Compliance with TIA...........................................64
SECTION 9.05.  Revocation and Effect of Consents.............................64
SECTION 9.06.  Notation on or Exchange of Notes..............................65
SECTION 9.07.  Trustee To Sign Amendments, Etc...............................65


                                  ARTICLE TEN

                                 SUBORDINATION

SECTION 10.01.  Notes Subordinated to Senior Debt............................65
SECTION 10.02.  No Payment on Notes in Certain Circumstances.................65
SECTION 10.03.  Payment Over of Proceeds upon Dissolution, Etc...............66
SECTION 10.04.  Payments May Be Paid Prior to Dissolution....................67
SECTION 10.05.  Subrogation..................................................67
SECTION 10.06.  Obligations of the Company Unconditional.....................68
SECTION 10.07.  Notice to Trustee............................................68
SECTION 10.08.  Reliance on Judicial Order or Certificate of
                  Liquidating Agent..........................................68
SECTION 10.09.  Trustee's Relation to Senior Debt............................69
SECTION 10.10.  Subordination Rights Not Impaired by Acts or
                  Omissions of the Company or Holders of Senior Debt.........69
SECTION 10.11.  Noteholders Authorize Trustee To Effectuate
                  Subordination of Notes.....................................69
SECTION 10.12.  This Article Ten Not To Prevent Events of Default............70
SECTION 10.13.  Trustee's Compensation Not Prejudiced........................70

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

                                                                            Page
                                                                            ----

SECTION 11.01.  TIA Controls.................................................70
SECTION 11.02.  Notices......................................................70
SECTION 11.03.  Communications by Holders with Other Holders.................72
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent...........72
SECTION 11.05.  Statements Required in Certificate or Opinion................72
SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar....................72
SECTION 11.07.  Legal Holidays...............................................73
SECTION 11.08.  Governing Law................................................73
SECTION 11.09.  No Adverse Interpretation of Other Agreements................73
SECTION 11.10.  No Recourse Against Others...................................73
SECTION 11.11.  Successors...................................................73
SECTION 11.12.  Counterparts.................................................73
SECTION 11.13.  Severability.................................................73
SECTION 11.14.  Judgment Currency............................................74

The Company hereby agrees to indemnify the Trustee, its directors, its officers and each person, if any, who controls
             the Trustee within the meaning of Section 15 of the
             Act or Section 20 of the Exchange Act against any
             loss incurred by such person as a result of any
             judgment or order being given or made against the
             Company for any U.S. dollar amount due under this
             Agreement and such judgment or order being expressed
             and paid in a currency (the "Judgment Currency")
             other than United States dollars and as a result of
             any variation as between (i) the rate of exchange at
             which the United States dollar amount is converted
             into the Judgment Currency for the purpose of such
             judgment or order and (ii) the spot rate of exchange
             in The City of New York at which such party on the
             date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shallinclude any premiums and costs of exchange
             payable in connection with the purchase of, or conversion
             into, United States dollars.....................................74


                                 ARTICLE TWELVE

                                   GUARANTEE

SECTION 12.01.  Unconditional Guarantee......................................74
SECTION 12.02.  Severability.................................................75
SECTION 12.03.  Limitation of Guarantor's Liability..........................75
SECTION 12.04.  Execution of Guarantee.......................................75
SECTION 12.05.  Subordination of Subrogation and Other Rights................75


                                ARTICLE THIRTEEN

                           SUBORDINATION OF GUARANTEE

SECTION 13.01.  Guarantee Subordinated to Guarantor Senior Debt..............76

                                                                            Page
                                                                            ----

SECTION 13.01.  Guarantee Subordinated to Guarantor Senior Debt..............76
SECTION 13.02.  No Payment in Certain Circumstances..........................76
SECTION 13.03.  Payment Over of Proceeds upon Dissolution, Etc...............77
SECTION 13.04.  Payments May Be Paid Prior to Dissolution....................78
SECTION 13.05.  Subrogation..................................................78
SECTION 13.06.  Obligations of Guarantors Unconditional......................78
SECTION 13.07.  Notice to Trustee............................................79
SECTION 13.08.  Reliance on Judicial Order or Certificate of
                  Liquidating Agent..........................................79
SECTION 13.09.  Trustee's Relation to Guarantor Senior Debt..................79
SECTION 13.10.  Subordination Rights Not Impaired by Acts or Omissions
                  of the Company, the Guarantros or Holders of
                  Guarantor Senior Debt......................................80
SECTION 13.11.  Noteholders Authorize Trustee to Effectuate
                  Subordination of Guarantees................................80
SECTION 13.12.  This Article Thirteen Not To Prevent Events of Default.......81
SECTION 13.13.  Trustee's Compensation Not Prejudiced........................81

Exhibit A  --   Form of Initial Note........................................A-1
Exhibit B  --   Form of Exchange Note.......................................B-1
Exhibit C  --   Form of Certificate To Be Delivered upon Exchange
                  or Registration of Transfer of Securities.................C-1
Exhibit D  --   Form of Transferee Letter of Representation.................D-1
Exhibit E  --   Form of Certificate to be delivered in Connection
                  with Regulation S Transfers...............................E-1


Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

          INDENTURE, dated as of January 29, 1999, between Tokheim Corporation, an Indiana corporation (the "Company"), each of the subsidiaries of the Company named on the signature pages hereto as Guarantors (the "Guarantors"), as guarantor, and U.S. Bank Trust National Association, a national banking corporation, as Trustee (the "Trustee").

          The Company has duly authorized the creation of an issue of 11 3/8% Senior Subordinated Notes due 2008 (the "Initial Notes") and Series B 11 3/8% Senior Subordinated Notes due 2008 (the "Exchange Notes," and together with the Initial Notes, the "Notes") and, to provide therefor, the Company and each Guarantor has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done.

          Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE ONE


                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  Definitions.

          "Acceleration Notice" has the meaning provided in Section 6.02(a).

          "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

          "Acquisition" means the acquisition by the Company of the fuel dispenser, systems and services business of Schlumberger Limited.

          "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Affiliate Transaction" has the meaning provided in Section 4.11.

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Agent Members" has the meaning provided in Section 2.16.

          "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

          "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, or
(b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $500,000; (ii) sales of accounts receivable that the Company has classified as uncollectible; (iii) sales or other dispositions of Cash Equivalents; (iv) the sale of the stock of the Subsidiary of Tokheim Sofitam Applications, S.A. to which Tokheim Sofitam Applications S.A. has contributed its bulk meter business; and (v) the sale, lease, conveyance, disposition or other transfer (w) of all or substantially all of the assets of the Company as permitted under Section 5.01,
(x) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any Subsidiary of the Company with a Lien on such assets, which Lien is permitted under this Indenture; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any Bankruptcy Law, (y) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company or (z) involving only the lease or sublease of any real or personal property in the ordinary course of business.

          "Authenticating Agent" has the meaning provided in Section 2.02.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Blockage Period" has the meaning provided in Section 10.02.

          "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means a day that is not a Legal Holiday.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, eurodollar time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and
(vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          "Cedel" means Cedel Bank, societe anonyme.

          "Change of Control" means the occurrence of one or more of the following events: (i) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (ii) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act shall become the owner, directly or indirectly, beneficially or of record, of shares representing either more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or more than 40% of the aggregate issued and outstanding Common Stock of the Company; or (iii) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

          "Change of Control Date" has the meaning provided in Section 4.15.

          "Change of Control Offer" has the meaning provided in Section 4.15.

          "Change of Control Payment Date" has the meaning provided in Section
           4.15.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Earnings and (ii) to the extent Consolidated Net Earnings has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business or other transactions the effect of which has been excluded from Consolidated Net Earnings), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Earnings for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four most recent full fiscal quarters for which financial information is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital or revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation) as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Earnings") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Subsidiaries (other than dividends paid in Qualified Capital Stock of the Company or dividends to the extent payable to the Company or its Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period times (other than in the case of Preferred Stock of such Person and its Subsidiaries for which the dividends are tax deductible for federal income tax purposes) and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount (but excluding the amortization of debt issuance costs), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Earnings" means, with respect to any Person, for any period, the aggregate net earnings (or loss) of such Person and its Subsidiaries for such period on a consolidated basis (before preferred stock dividend requirements), determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net earnings of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net earnings (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net earnings of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person,
(f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Earnings accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) all gains or losses from the cumulative effect of any change in accounting principles.

          "Consolidated Net Worth" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

          "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Earnings of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve relating to possible cash charges or expenditures for any future or past period).

          "Covenant Defeasance" has the meaning provided in Section 8.02.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Default Notice" has the meaning provided in Section 10.02.

          "Depository" and "DTC" mean Euroclear or Cedel or a Person designated as the common depository by Euroclear or Cedel.

          "Designated Senior Debt" means (i) Indebtedness under or in respect of the New Credit Agreement or the ESOP Credit Agreements and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

          "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

          "Dollar Senior Subordinated Notes" means the $123,000,000 11 3/8% Senior Subordinated Notes due 2008, issued pursuant to an indenture, dated the date of this Agreement, by and among the Company, the Guarantors, as guarantors, and U.S. Bank Trust National Association, as trustee.

          "ESOP Credit Agreements" means those certain credit agreements among the Company, the Tokheim Employee Stock Ownership Plan, NBD Bank, N.A., and certain other banks, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.12)) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and any assignments thereof.

          "Euro" means the currency that was introduced at the start of the third stage of economic and monetary union pursuant to the treaty establishing the European Economic Community, as amended by the Treaty on European Union, signed at Maastricht, the Netherlands on February 7, 1992.

          "Euroclear" means Morgan Guarantee Trust Company of New York (Brussels Office) as operator of the Euroclear System.

          "Euro Government Obligations" means direct obligations of, and obligations guaranteed by, any member country of the European Community which has adopted the Euro as its sole currency for the payment of which the full faith and credit of such country is pledged.

          "Euro Legal Tender" means such legal coin or currency denominated in Euro as at the time of payment shall be legal tender for the payment of public and private debts.

          "Event of Default" has the meaning provided in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "Exchange Notes" has the meaning provided in the preamble to this Indenture.

          "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date .

          "Global Note" has the meaning provided in Section 2.01.

          "Guarantee" means any guarantee of the Notes by any Guarantor pursuant to this Indenture.

          "Guarantor" means any Subsidiary of the Company which guarantees the Notes pursuant to this Indenture.

          "Guarantor Senior Debt" means with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evi-dencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other monetary obligations of the Company owing in respect of (x) all monetary obligations of every nature of such Guarantor under the New Credit Agreement and the ESOP Credit Agreements including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of a Guarantor or any Affiliate of such Guarantor to a Subsidiary of the Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of a Guarantor or any Subsidiary of the Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by a Guarantor, (vi) Indebtedness incurred in violation of
Section 4.12, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to a guarantor, (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of a Guarantor and
(ix) any guarantees of the Schlumberger Junior Subordinated Notes or the Warrant Repurchase Indebtedness, or guarantees of any Refinancing of the Schlumberger Junior Subordinated Notes or the Warrant Repurchase Indebtedness.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "incur" has the meaning provided Section 4.12.

          "Indebtedness" means with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all indebtedness or other obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all indebtedness for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all indebtedness of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all indebtedness under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such

Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Notes" has the meaning provided in the preamble to this Indenture.

          "Initial Purchasers" means BT Alex. Brown, Credit Lyonnais Securities (U.S.A.) Inc., First Chicago Capital Markets, Inc., Gleacher Natwest International, Schroder & Co. Inc., and PaineWebber Incorporated.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

          "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. For the purposes of Section 4.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Earnings.

          "Issue Date" means the date of original issuance of the Notes.

          "Legal Defeasance" has the meaning provided in Section 8.02.

          "Legal Holiday" has the meaning provided in Section 11.07.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Liquidated Damages" means all liquidated damages owing pursuant to the Registration Rights Agreement.

          "Maturity Date" means August 1, 2008.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting, brokerage and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Proceeds Offer" has the meaning provided in Section 4.16.

          "Net Proceeds Offer Amount" has the meaning provided in Section 4.16.

          "Net Proceeds Offer Payment Date" has the meaning provided in Section 4.16.

          "Net Proceeds Offer Trigger Date" has the meaning provided in Section 4.16.

          "New Credit Agreement" means the Second Amended and Restated Credit Agreement among the Company, certain of its Subsidiaries, the lenders party thereto in their capacities as lenders thereunder, NBD Bank, N.A., as administrative agent, and Credit Lyonnais, as collateral agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.12)) all or any portion of the Indebtedness under such agree-ment or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Note Portion of Net Proceeds" has the meaning provided in Section
4.16.

          "Notes" means the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the Offering Memorandum dated January 26, 1999, pursuant to which the Initial Notes were offered, and any supplement thereto.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

          "Offshore Physical Notes" has the meaning provided in Section 2.01.

          "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

          "Other Debt" has the meaning provided in Section 4.10.

          "Paying Agent" has the meaning provided in Section 2.03.

          "Permitted Indebtedness" means, without duplication, each of the following:

          (i)  Indebtedness under the Notes and this Indenture;

          (ii) Indebtedness incurred pursuant to the New Credit Agreement and the ESOP Credit Agreements in an aggregate principal amount at any time outstanding not to exceed (A) $7.62 million with respect to the Indebtedness under the ESOP Credit Agreements, less the amount of all mandatory principal payments, if any (excluding any such payments to the extent refinanced at the time of payment under a replaced ESOP Credit Agreement), and (B) $250.0 million in the aggregate with respect to Indebtedness under the New Credit Agreement, reduced by any required permanent repayments, if any (which are accompanied by a corresponding permanent commitment reduction), thereunder;

          (iii) Other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

          (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that (x) (A) such Interest Swap Obligations are designed to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture (and are used for bona fide hedging, and not speculative, purposes); and (B) the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates at the time entered into; (y) or such Interest Swap Obligations are required under the terms of the New Credit Agreement;

          (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements (x)(A) are designed to protect against fluctuations in currency value (and are used for bona fide hedging, and not speculative, purposes) and (B) do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or (y) are required under the terms of the New Credit Agreement;

          (vi) Indebtedness of a Wholly Owned Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Subsidiary of the Company other than a Lien required under the New Credit Agreement; provided that if as of any date any Person other than the Company or a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) Indebtedness of the Company to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien other than a Lien required under the New Credit Agreement; provided that (a) any Indebtedness of the Company to any Wholly Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten business days of incurrence;

          (ix) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (x) Refinancing Indebtedness;

          (xi) Indebtedness incurred by the Company or any Subsidiary of the Company in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business or consisting of Capitalized Lease Obligations, provided that
     (i) at the time of the incurrence thereof, such Indebtedness, together with any other Indebtedness incurred during the most recently completed four fiscal quarter period in reliance upon this clause (xi) does not exceed, in the aggregate, 3% of the net sales of the Company and its Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the fourth fiscal quarter following the Issue Date) and (ii) such Indebtedness, together with all then outstanding Indebtedness incurred in reliance upon this clause (xi) does not exceed, in the aggregate, 3% of the aggregate net sales of the Company and its Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the twelfth fiscal quarter following the Issue Date);

          (xii) Indebtedness arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

          (xiii) Obligations in respect of performance bonds and completion guarantees provided by the Company or any Subsidiary of the Company in the ordinary course of business;

          (xiv) Guarantees by the Company or a Subsidiary of the Company of Indebtedness incurred by the Company or a Subsidiary of the Company so long as the incurrence of such Indebtedness by the Company or any such Subsidiary of the Company is otherwise permitted by the terms of this Indenture;

          (xv) Schlumberger Junior Subordinated Notes;

          (xvi) Warrant Repurchase Indebtedness;

          (xvii) Indebtedness incurred by the Company or any Subsidiary of the Company in exchange for the use of Traits as collateral made in the ordinary course of business to financial institutions which Indebtedness has a value of no less than 90% of the face value of such Traits;

          (xviii) Indebtedness of the Company or a Subsidiary of the Company to a Subsidiary of the Company that is not a Wholly Owned Subsidiary in the aggregate principal amount not to exceed at any one time $10.0 million; provided that if as of any date any Person other than a Subsidiary of the Company that is not a Wholly Owned Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (xix) Indebtedness from bank overdraft facilities not to exceed $15.0 million at any time;

          (xx) $10.0 million of other indebtedness of the Company or any of its Subsidiaries (which amount may, but need not, be incurred in whole or in part under the New Credit Agreement); and

          (xxi) the Dollar Senior Subordinated Notes.

          "Permitted Investments" means (i) Investments by the Company or any Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Subsidiary of the Company, (ii) Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement and to the same extent that the Notes are subordinated to Senior Debt, to the Company's obligations under the Notes and this Indenture;
(iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries totaling up to $5.0 million in the aggregate (A) in the ordinary course of business for bona fide business purposes or (B) to purchase the Company's Capital Stock; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Indenture and in compliance with the New Credit Agreement; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16; (viii) Investments existing on the Issue Date; (ix) Investments in an African Subsidiary in an aggregate amount not to exceed $2.0 million for which the Company is committed on the Issue Date; and
(x) additional Investments in an aggregate amount not exceeding $5.0 million.

          "Permitted Liens" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (iv) Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection with the items referred to in clause (iii), or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (v) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the re-view of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (vi) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (vii) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (viii) purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (ix) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (x) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

          (xii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (xiii) Liens securing Indebtedness under Currency Agreements;

          (xiv) Liens securing Acquired Indebtedness incurred in accordance with
     Section 4.12; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company;

          (xv) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries;

          (xvi) Any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating, other than any such interest or title resulting from or arising out of a default by the Company or any of its Subsidiaries on its obligations under such lease;

          (xvii) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Company or any of its Subsidiaries is lessee;

          (xviii) Liens placed on Traits used as collateral in exchange for loans provided to the Company or its Subsidiaries;

          (xix) Liens in favor of the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture governing Indebtedness permitted to be Incurred or outstanding under this Indenture; and

          (xx) Liens on any property or assets of the Company or any Subsidiary securing on a paripassu basis all of the Notes and the Dollar Senior Subordinated Notes.

          "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Physical Notes" has the meaning provided in Section 2.01.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

          "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company by the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

          "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Record Date" means the Record Dates specified in the Notes, whether or not a Legal Holiday.

          "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

          "Reference Date" has the meaning provided in Section 4.10.

          "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with Section
4.12 (other than pursuant to clause (iv), (v), (vi), (vii), (viii), (ix), (xi) or (xvii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium or penalty required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is the Schlumberger Junior Subordinated Notes, Warrant Repurchase Indebtedness or any Refinancing thereof, then such Refinancing Indebtedness shall (i) be subordinate or junior to the Notes at least to the same extent and in the same manner as the Schlumberger Junior Subordinated Notes as in effect on the Issue Date, (ii) provide for no cash interest payments prior to October 2004, (iii) have covenants no more adverse to the Company than the Schlumberger Junior Subordinated Notes and (iv) have an effective interest rate not greater than 14%, provided, however, that prior to the incurrence of such indebtedness, Moody's Investors Service, Inc. will have affirmed that its rating of the Notes will not decrease by one or more gradations below its rating in effect on the Issue Date.

          "Registrar" has the meaning provided in Section 2.03.

          "Registration Rights Agreement" means the Registration Rights Agreement dated January 29, 1999 among the Company, the Guarantors and the Initial Purchasers relating to the Notes for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

          "Regulation S" means Regulation S under the Securities Act.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "Restricted Payment" has the meaning provided in Section 4.10.

          "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "Revolving Credit Facility" means one or more revolving credit facilities under the New Credit Agreement.

          "Rule 144A" means Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Corporation and its successors.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "Schlumberger" means Schlumberger Limited, a Netherlands Antilles corporation.

          "Schlumberger Junior Subordinated Notes" means (i) the $40.0 million Junior Subordinated Notes issued by the Company to Schlumberger in connection with the Acquisition pursuant to the Junior Subordinated Notes Indenture, as amended up to the Issue Date, between the Company and Harris Trust and Saving Bank, as trustee and (ii) additional subordinated notes issued as payment of interest thereon.

          "Schlumberger Warrants" means the warrants issued by the Company to Schlumberger as part of the consideration for the Acquisition.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

          "Senior Debt" means, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other monetary obligations of the Company or any Subsidiary of the Company owing in respect of, (x) the New Credit Agreement and the ESOP Credit Agreements, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) Obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of Section 4.12, (vii) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company and (ix) the Schlumberger Junior Subordinated Notes, any Warrant Repurchase Indebtedness or any Refinancing of the Schlumberger Junior Subordinated Notes or any Warrant Repurchase Indebtedness.

          "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

          "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Subsidiary Guarantee" means any Guarantee of the Notes by any Guarantor pursuant to this Indenture.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

          "Traits" means "traites" (as defined under French law), accounts receivable or invoices.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "U.S. Physical Notes" has the meaning provided in Section 2.01.

          "Warrant Repurchase Indebtedness" means (i) up to $20.0 million of Indebtedness incurred by the Company to repurchase Schlumberger Warrants (or a pro rata portion of $20.0 million, if less than all the Schlumberger Warrants are repurchased) plus reasonable fees and expenses incurred in connection therewith, provided, however, that such Indebtedness (a) is subordinated to the Notes at least to the same extent as the

Schlumberger Junior Subordinated Notes, (b) contains covenants no more adverse to the Company than the Schlumberger Junior Subordinated Notes, (c) bears interest at an effective rate not to exceed 14% per annum, which interest shall not be paid in cash prior to October 2004, (d) contains no mandatory prepayment provisions and (e) matures at least 6 months after the maturity of the Notes plus (ii) additional Indebtedness with the same terms incurred in payment of interest thereon, provided, however, that prior to the incurrence of such Indebtedness, Moody's will have affirmed that its rating of the Notes will not decrease by one or more gradations below its rating in effect on the issue date.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

          SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder or a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03.  Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular; and

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO


                                   THE NOTES

          SECTION 2.01.  Form and Dating.

          The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

          The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." Physical Notes shall initially be registered in the name of the Depository or the nominee of such Depository and be delivered to the Trustee as custodian for such Depository.

          Except as described in this paragraph, holders of interests in the Global Note will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders of Notes for any purpose. So long as DTC (or its nominee) or the Common Depositary, as the case may be, is the registered owner or holder of a Global Note, such party will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear and Cedel Bank, as the case may be, and their participants or account holders to exercise any rights and remedies of a holder of Notes under the Indentures. Payments of principal and interest on the Global Notes will be made to DTC or its nominee, or to the Common Depositary on behalf of Euroclear and Cedel Bank, as the case may be, as the registered owners thereof.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing use of Euroclear" and the "General Terms and Conditions of Cedel Bank and "Customer Handbook of Cedel shall be applicable to interests in the Global Note that are held by the Agent and Members through Euroclear or Cedel.

          SECTION 2.02.  Execution and Authentication; Aggregate Principal
                         Amount.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes.

          If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed Euro 75,00,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Note, Offshore Physical Notes or U.S. Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed Euro 75,00,000 except as provided in Section 2.07.

          In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to clause (ii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable best efforts to obtain the same "CUSIP" and "ISIN" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" and "ISIN" number for such Notes that is different than the "CUSIP" and "ISIN" number printed on the Securities then outstanding.

          The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of Euro 1,000 and any integral multiple thereof.

          SECTION 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York, and, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg) where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent, and the term "Registrar" includes any co-Registrar. Neither the Company nor any Affiliate of the Company may act as Paying Agent or Registrar.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as, Paying Agent and as Registrar (acting through its London Branch) and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Company initially appoints as Depository MSS (Nominees) Limited, the nominee of Midland Bank plc, as common depository for and behalf of Morgan Guaranty Trust Company of New York, Brussels office, as Operator of Euroclear. The Depository, the Paying Agent or Registrar may resign upon 30 days notice to the Company.

          SECTION 2.04.  Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

          SECTION 2.05.  Noteholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least five days before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

          SECTION 2.06.  Transfer and Exchange.

          Subject to the provisions of Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes (and each of the Guarantors shall execute a Guarantee thereon) at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Securities (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.15, 4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

          SECTION 2.07.  Replacement Notes.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company and the Guarantors.

          SECTION 2.08.  Outstanding Notes.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09.  Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company, the Guarantors or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

          SECTION 2.10.  Temporary Notes.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

          SECTION 2.11.  Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, dispose of and deliver evidence of such disposal of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebted-ness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

          SECTION 2.12.  Defaulted Interest.

          The Company shall pay interest on overdue principal from time to time on demand at the applicable rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

          SECTION 2.13.  CUSIP Number.

          The Company in issuing the Notes may use "CUSIP" and/or "ISIN" numbers, and if so, the Trustee shall use the CUSIP and ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN number.

          SECTION 2.14.  Deposit of Moneys.

          Prior to 12:00 noon London time on the Business Day prior to each Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date or Maturity Date, as the case may be.

          SECTION 2.15.  Restrictive Legends.

          Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until January 29, 2001, unless otherwise agreed to by the Company and the Holder thereof:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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

          Each Global Note shall also bear the following legend:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

          SECTION 2.16.  Book-Entry Provisions for Global Note.

          (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.15.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.16, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.16, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

          (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 2.17.  Registration of Transfers and Exchanges.

          (a) Transfer and Exchange of Physical Notes. When Physical Notes are presented to the Registrar with a request:

          (i) to register the transfer of the Physical Notes; or

          (ii) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.17 for such transactions are met; provided, however, that the Physical Notes presented or surrendered for registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

          (II) in the case of Physical Notes the offer and sale of which have not been registered under the Securities Act, such Physical Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

          (A) if such Physical Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit C hereto); or

          (B) if such Physical Note is being transferred to a Q1B in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or

          (C) if such Physical Note is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferee letter of representation substantially in the form of Exhibit D hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (D) if such Physical Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such Physical Notes is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto), a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto and, at the option of the Company, and Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (F) if such Physical Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Physical Note for a Beneficial Interest in a Global Note. A Physical Note the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

          (A) certification, substantially in the form of Exhibit C hereto, that such Physical Note is being transferred (I) to a QIB, (II) to an Accredited Investor or (III) in an offshore transaction in compliance with Regulation S and, with respect to (II) and (III), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

          (B) written instructions directing the Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar shall cancel such Physical Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall, unless events in either clause (i) or (ii) of Section 2.16(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a Global Note to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar shall cancel such Global Notes (or Global Notes), and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate, new Global Notes of the types so canceled (or the type so canceled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (d) Transfer of a Beneficial Interest in a Global Note for a Physical Note.

          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Physical Note; provided, however, that prior to the registration, a transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in Global Note for a Physical Note. Upon receipt by the Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

          (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act;

          (B) if such beneficial interest is being transferred in reliance on Regulation S under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit E hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Note in the appropriate principal amount.

          (ii) Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.17(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Reg-istrar in writing. The Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

          (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Notes (or any predecessor thereto).

          (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE


                                  REDEMPTION

          SECTION 3.01.  Notices to Trustee.

          If the Company elects to redeem Notes pursuant to Paragraph 7 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

          The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

          SECTION 3.02.  Selection of Notes To Be Redeemed.

          In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of Euro 1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon delivery of the original Note to the Paying Agent and cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agents in New York and Luxembourg funds in satisfaction of the applicable redemption price pursuant to this Indenture.

          SECTION 3.03.  Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require the Company will cause a notice of such redemption to be published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and the Luxembourg Stock Exchange will be advised of such redemption.

          Each notice for redemption shall identify the Notes to be redeemed (including the CUSIP number thereon, if any) and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

          SECTION 3.04.  Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

          SECTION 3.05.  Deposit of Redemption Price.

          On or before 2:00 p.m. London time on the Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent Euro Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any Euro Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

          SECTION 3.06.  Notes Redeemed in Part.

          Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                 ARTICLE FOUR

                                   COVENANTS

          SECTION 4.01.  Payment of Notes.

          The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date Euro Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

          The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          SECTION 4.02.  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, and, for so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 hereof. The Company hereby initially designates (i) the Trustee at its address set forth in
Section 11.02 hereof as its office or agency in The Borough of Manhattan, The City of New York, for such purposes, (ii) so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, Bankers Trust Luxembourg S.A., 14, Boulevard F.D. Roosevelt, L-2450 Luxembourg, as its office or agency in Luxembourg for such purposes and (iii) the Paying Agent at its address set forth in Section 11.02 here of as its office or agency in London, for such purposes.

          SECTION 4.03.  Corporate Existence.

          Except as otherwise permitted by Article Five and Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

          SECTION 4.04.  Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.05.  Maintenance of Properties and Insurance.

          (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors or senior management of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses.

          (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

          SECTION 4.06.  Compliance Certificate; Notice of Default.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, which currently ends on November 30 of each year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) The annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that a Default or Event of Default under this Indenture has occurred insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action and the status thereof within five Business Days of its becoming aware of such occurrence.

          SECTION 4.07.  Compliance with Laws.

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          SECTION 4.08.  SEC Reports.

          (a) The Company (at its own expense) shall file with the SEC and shall file with the Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports, if any (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange Act). Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA (S) 314(a).

          (b) At the Company's expense, the Company shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders.

          (c) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

          (d) For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, copies of all reports and information described above will be available during normal business hours at the office of the Paying Agent in Luxembourg.

          SECTION 4.09.  Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.10.  Limitation on Restricted Payments.

          The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any Investment (other than Permitted Investments) or (d) repurchase or redeem the Schlumberger Junior Subordinated Notes, the Schlumberger Warrants, the Warrant Repurchase Indebtedness or Refinancing Indebtedness the proceeds of which are used to repurchase or redeem the Schlumberger Junior Subordinated Notes, the Schlumberger Warrants or the Warrant Repurchase Indebtedness (other than a repurchase or redemption using proceeds of Refinancing Indebtedness), or make any cash payments of interest thereon during (l) a blockage period in effect with respect to any such junior Indebtedness or (2) the time when the Company could, by the terms of such Indebtedness, otherwise defer such interest or pay such interest in-kind, (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness), in compliance with Section 4.12 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Earnings (or if cumulative Consolidated Net Earnings shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date"), treating such period as a single accounting period; plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (y) 100% of the net cash proceeds from the sale of Investments by the Company (other than Permitted Investments), provided that such Investment was made after the Issue Date; plus (z) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company after the Issue Date from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (z), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes or from a sale as described in clause (2) (ii) of the next succeeding paragraph).

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; or (2) the acquisition of any shares of

Capital Stock of the Company or of any of the Indebtedness described in clause
(d) of the immediately preceding paragraph, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net cash proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company (excluding, in the case of clause 2(ii), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); or (3) dividends on, and redemptions of, the shares of the Company's preferred stock held by the trust of the Company's retirement savings plan in accordance with the terms thereof on the date of this Indenture; (4) payments to redeem or repurchase stock or similar rights from management of the Company in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees upon the termination of employment, death or disability of any such person; provided that such redemptions or repurchases shall not exceed $1.0 million; or (5) the purchase, redemption or acquisition of the Schlumberger Warrants with proceeds from the issuance of Warrant Repurchase Indebtedness; or (6) the purchase, redemption, acquisition, or refinancing of the Schlumberger Junior Subordinated Notes with Refinancing Indebtedness. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1),
(4) and (5) shall be included in such calculation.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

          SECTION 4.11.  Limitation on Transactions with Affiliates.

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and
(y) Affiliate Transactions on terms that are no less favorable to the Company or such Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves aggregate payments or other property with a fair market value of more than $5.0 million, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b) The restrictions set forth in clause (a) shall not apply to: (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries; provided such transactions are not otherwise prohibited by this In-denture; (iii) Restricted Payments permitted by this Indenture; (iv) transactions permitted by, and complying with Section 5.01; (v) transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (vi) any management agreement as in effect as of the Issue Date or any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date and any similar agreements entered into after the Issue Date; and (vii) intercompany loans or capital contributions from the Company or any Subsidiary to any of the Company's Subsidiaries; provided such loans are otherwise in compliance with the terms of this Indenture.

          SECTION 4.12.  Limitation on Incurrence of Additional Indebtedness.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.00 to 1.00 if incurred on or prior to the second anniversary of the Issue Date or greater than 2.25 to 1.00 if incurred thereafter.

          SECTION 4.13. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

          The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or pay or guarantee any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) the New Credit Agreement or the ESOP Credit Agreements; or (7) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4), (5) or (6).

          SECTION 4.14.  Prohibition on Incurrence of Senior Subordinated Debt.

          The Company will not incur or suffer to exist Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any Senior Debt of the Company. The Guarantors will not incur or suffer to exist Indebtedness that is senior in right of payment to any Guarantee and subordinate in right of payment to any Guarantor Senior Debt.

          SECTION 4.15.  Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

          Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Indebtedness and terminate all commitments under the New Credit Agreement and all other Senior Debt whose terms require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the New Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below.

          (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and the Luxembourg Stock Exchange will be advised of such Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); provided that the Change of Control Payment Date for the Notes shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Debt having similar provisions;

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent, including, if applicable, the Paying and Transfer Agent in Luxembourg, at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (8) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent Euro Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

          SECTION 4.16.  Limitation on Asset Sales.

          (a) The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors),
(ii) with respect to Asset Sales by the Company or any Wholly Owned Subsidiary of the Company, at least 80% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof
(A) to prepay any Senior Debt or Indebtedness of any Subsidiary of the Company,
(B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties or assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets") or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

          Notwithstanding the immediately preceding paragraph, the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and the remainder in cash or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the immediately preceding paragraph.

          Notwithstanding the second immediately preceding paragraph, in the event that any other Indebtedness of the Company that ranks pari passu with the Notes (the "Other Debt") requires an offer to purchase to be made to repurchase such Other Debt upon the consummation of an Asset Sale, the Company may apply the Net Proceeds Offer Amount otherwise required to be applied to a Net Proceeds Offer to offer to purchase such Other Debt so long as the amount of Net Proceeds Offer Amount applied to purchase the Notes is not less than the Note Portion of Net Proceeds. With respect to any Net Proceeds Offer Amount, the Company shall make the Net Proceeds Offer in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Debt and the Net Proceeds Offer Payment Date in respect thereof shall be the same as the purchase date in respect thereof pursuant to any Other Debt.

          For purposes of this covenant, "Note Portion of Net Proceeds Offer Amount" means (1) if no Other Debt is being offered to be purchased, the amount of the Net Proceeds and (2) if Other Debt is being offered to be purchased, the amount of the Net Proceeds Offer Amount equal to the product of (x) the Net Proceeds Offer Amount and (y) a fraction the numerator of which is the aggregate amount of all Securities tendered pursuant to the Net Proceeds Offer related to such Net Proceeds Offer Amount (the "Note Amount") and the denominator of which is the sum of the Note and the aggregate amount as of the relevant purchase date of all Other Debt tendered and purchased pursuant to a concurrent offer to purchase such Other Debt made at the time of such Net Proceeds Offer.

          Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, the Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxembourger
Wort) and the Luxembourg Stock Exchange will be advised of the Net Proceeds Offer. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of Euro 1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

          (b) Each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

          (1) that the Net Proceeds Offer is being made pursuant to Section 4.16 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

          (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date; provided that the Net Proceeds Offer Payment Date for the Notes shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Debt having similar provisions;

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

          On or before the Net Proceeds Offer Payment Date, the Company shall
(i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above,
(ii) deposit with the Paying Agent Euro Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and
(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

          SECTION 4.17.  Limitation on Preferred Stock of Subsidiaries.

          The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company.

          SECTION 4.18.  Limitation on Liens.

          The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Debt and Liens securing Guarantor Senior Debt; (C) Liens securing the Notes and the Guarantees; (D) Liens of the Company or a Wholly Owned Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refi-nanced and (y) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

          SECTION 4.19.  Additional Subsidiary Guarantees.

          The Company will cause any current and future Subsidiary of the Company that Guarantees any Senior Debt of the Company or Indebtedness of the Company that is subordinated to the Notes to simultaneously execute and deliver a supplemental indenture pursuant to which it will become a Guarantor under this Indenture.

          SECTION 4.20. Limitation on Amendments to Schlumberger Junior Subordinated Notes and Warrant Repurchase Indebtedness.

          The Company shall not amend the indentures or other agreements governing the terms of the Schlumberger Junior Subordinated Notes or Warrant Repurchase Indebtedness, or any Refinancing Indebtedness thereof, in any way adverse to the Holders of the Notes.

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

          SECTION 5.01.  Merger, Consolidation or Sale of Assets of the
                         Company.

          The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant contained in the Notes, this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company;

          (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

          (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied; and

          For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, copies of all reports and information described above will be available during normal business hours at the office of the Transfer Agent in Luxembourg.

          SECTION 5.02.  Successor Corporation Substituted.

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

          SECTION 5.03.  Merger, Consolidation and Sale of Assets of Guarantors.

          Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.16) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:
(i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;
(ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of Section 5.01. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor of the Company need only comply with clause (iv) of Section 5.01.

                                  ARTICLE SIX


                             DEFAULT AND REMEDIES

          SECTION 6.01.  Events of Default.

          An "Event of Default" occurs if:

          (1) the Company fails to pay interest on, or Liquidated Damages (if any), with respect to any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited under Article Ten);

          (2) the Company fails to pay the principal on the Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer), whether or not such payment shall be prohibited under Article Ten;

          (3) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) there shall be a default under any Indebtedness of the Company or any Subsidiary, whether such Indebtedness now exists or shall hereinafter be created, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity or
     (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $10.0 million or more at any one time outstanding;

          (5) one or more judgments in an aggregate amount in excess of $5.0 million (which are not covered by third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (6) except as permitted by this Indenture, any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

          (7) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
     (C)
     consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

          (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

          SECTION 6.02.  Acceleration.

          (a) If an Event of Default (other than an Event of Default specified in Sections 6.01(7) or (8) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Agreement or the ESOP Credit Agreements, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Agreement or the ESOP Credit Agreements or 5 business days after receipt by the Company and the Representative under the New Credit Agreement or the ESOP Credit Agreements of such Acceleration Notice.

          (b) If an Event of Default specified in Section 6.01(7) or (8) above with respect to the Company shall occur and be continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.02(a) and (b), the Holders of a majority in principal amount of the outstanding Notes may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in
Section 6.01(7) or (8) above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in aggregate principal amount of Notes then outstanding may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.04.  Waiver of Past Defaults.

          Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of Notes then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          SECTION 6.05.  Control by Majority.

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder (it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided further that this provision shall not affect the rights of the Trustee set forth in
Section 7.01(d). In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section
6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          SECTION 6.06.  Limitation on Suits.

          A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

          (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

          SECTION 6.07.  Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custo-dian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of
Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding; provided, however, that the Trustee may, on behalf of the Noteholders, vote for the election of a trustee in bankruptcy or similar official and may be a member of a creditors' committee.

          SECTION 6.10.  Priorities.

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: if the Holders are forced to proceed against the Company or any Guarantor directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

          SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                 ARTICLE SEVEN

                                    TRUSTEE

          SECTION 7.01.  Duties of Trustee.

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of a Default or an Event of
Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 and 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.02.  Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may rely on any resolution, certificate, Officers' Certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys, and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          SECTION 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  Trustee's Disclaimer.

          The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

          SECTION 7.05.  Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Noteholders. This Section 7.05 shall be in lieu of the proviso to (S) 315(b) of the TIA, and such proviso of (S) 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          SECTION 7.06.  Reports by Trustee to Holders.

          Within 60 days after each January 29, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b), (c) and (d).

          A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA (S) 313(d).

          SECTION 7.07.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

          SECTION 7.08.  Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring

Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

          SECTION 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company, as obligor of the Notes.

          SECTION 7.11.  Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Company, as obligor on the Notes.

                                 ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01.  Termination of the Company's Obligations.

          This Indenture will be discharged and will cease to be of further effect (except those obligations referred to in the penultimate paragraph of this Section 8.01), and the Company and the Guarantors will be discharged from their respective obligations under the Notes and the Guarantees, if all Notes theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Notes which have been replaced and paid or Notes for whose payment Euro Legal Tender has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in
Section 8.05, or discharged from such trust) have been delivered to the Trustee for cancellation or if:

          (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, Euro Legal Tender in such amount as is sufficient to pay the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation principal of, premium, if any, and interest on the outstanding Notes to the date of such deposit (in the case of Notes that have become due and payable or to the stated maturity or redemption date, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such Euro Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten or to the rights of holders of Guarantor Senior Debt pursuant to the provisions of Article Thirteen;

          (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

          (d) the Company shall have paid all other sums payable by it hereunder; and

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the New Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and each Guarantor's obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

          SECTION 8.02.  Legal Defeasance and Covenant Defeasance.

          (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or
(c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

          (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and the Guarantees and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise or any holder of Guarantor Senior Debt under Article Thirteen or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

          (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.10 through 4.19 and Article Five hereof with respect to the outstanding Notes and the Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and the Guarantees shall not be deemed outstanding for accounting purposes) and Holders of the Notes and the Guarantees and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise or any holder of Guarantor Senior Debt under Article Thirteen or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture, such Notes and the Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in
Section 8.03 hereof, Sections 6.01(3), 6.01(4) and 6.01(5) shall not constitute Events of Default.

          SECTION 8.03.  Conditions to Legal Defeasance or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes and the Guarantees:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, Euro Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such Euro Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

          (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(7) and 6.01(8) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with (except that the Opinion of Counsel shall speak only to clauses (b), (c) and (e) above); and

          (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt of the Company other than the Notes, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

          SECTION 8.04.  Application of Trust Money.

          The Trustee or Paying Agent shall hold in trust Euro Legal Tender or Euro Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited Euro Legal Tender and the money from Euro Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes. The Trustee shall be under no obligation to invest said Euro Legal Tender or Euro Government Obligations except as it may agree with the Company.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Euro Legal Tender or Euro Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any Euro Legal Tender or Euro Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 8.05.  Repayment to the Company.

          Subject to Sections 8.01, 8.02, 8.03, 8.04, and 8.06 of this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess Euro Legal Tender or Euro Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York and, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, in a newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

          SECTION 8.06.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any Euro Legal Tender or Euro Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such Euro Legal Tender or Euro Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the Euro Legal Tender or Euro Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.01.  Without Consent of Holders.

          The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Noteholder:

          (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

          (2) to comply with Article Five;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (5) to make any change that would provide any additional benefit or rights to the Noteholders or that does not adversely affect the rights of any Noteholder;

          (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities; or

          (7) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Noteholders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

          SECTION 9.02.  With Consent of Holders.

          (a) Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Noteholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company or any Guarantor with any provision of this Indenture, the Notes or the Guarantees without notice to any other Noteholder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

          (4) make any Notes payable in money other than that stated in the Notes;

          (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Holder's Notes on or after the due date thereof or to bring suit to enforce such payment, permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default, other than ones with respect to the payment of principal of or interest on the Notes; or

          (6) modify Articles Ten, Twelve or Thirteen or the definitions used in Articles Ten, Twelve or Thirteen in a manner which adversely affects the Holders of the Notes in any material respect;

provided, however, that any amendment the purpose of which is to permit the incurrence of additional Indebtedness under this Indenture shall not be construed as adversely affecting the ranking of the Notes.

          (b) Without the consent of Holders of not less than 66 2/3% in aggregate principal amount of Notes then outstanding, no such amendment, supplement or waiver may amend, change or modify in any mate-rial respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

          (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.03.  Effect on Senior Debt.

          No amendment of this Indenture shall adversely affect the rights of any holder of (i) Senior Debt under Article Ten of this Indenture or (ii) Guarantor Senior Debt under Article Thirteen of this Indenture, without the consent of such holder.

          SECTION 9.04.  Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

          SECTION 9.05.  Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (6) of Section 9.02(a), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

          SECTION 9.06.  Notation on or Exchange of Notes.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

          SECTION 9.07.  Trustee To Sign Amendments, Etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                  ARTICLE TEN

                                 SUBORDINATION

          SECTION 10.01.  Notes Subordinated to Senior Debt.

          The Company covenants and agrees, and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt, whether outstanding on the Issue Date or thereafter incurred; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

          SECTION 10.02.  No Payment on Notes in Certain Circumstances.

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character (other than payments by a trust previously established pursuant to Article Eight) shall be made by the Company or any of its Subsidiaries with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property.

          In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instruments creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof, and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any of its Subsidiaries shall (x) make any payment of any kind or character (other than payments by a trust previously established pursuant to the provisions described under Article Eight) with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date of the commencement of the Blockage Period, and only one such Blockage Period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

          SECTION 10.03.  Payment Over of Proceeds upon Dissolution, Etc.

          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all Obligations on Senior Debt then due have been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

          (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 10.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt then due remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (c) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

          SECTION 10.04.  Payments May Be Paid Prior to Dissolution.

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in Section 10.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

          SECTION 10.05.  Subrogation.

          Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

          SECTION 10.06.  Obligations of the Company Unconditional.

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          SECTION 10.07.  Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

          SECTION 10.09.  Trustee's Relation to Senior Debt.

          The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

          SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 10.11. Noteholders Authorize Trustee To Effectuate Subordination of Notes.

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior

Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 10.12.  This Article Ten Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

          SECTION 10.13.  Trustee's Compensation Not Prejudiced.

          Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                ARTICLE ELEVEN

                                 MISCELLANEOUS

          SECTION 11.01.  TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 11.02.  Notices.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company:

          Tokheim Corporation
          10501 Corporate Drive
          Fort Wayne, Indiana  46845

          Facsimile No.:  (219) 484-1110
          Attn:  Executive Vice President, Finance and Administration

          if to the Trustee:

          U.S. Bank Trust National Association
          100 Wall Street
          16th Floor
          New York, New York  10005
          Facsimile No:  (212) 809-5459

          Attention:  Corporate Trust Administration

          if to the Luxembourg Paying and Transfer Agent, if any:

          Bankers Trust Luxembourg S.A.
          P.O. Box 807
          14, Boulevard F.D. Roosevelt
          L-2450 Luxembourg
          Facsimile No:  352-473-136

          Attention:  Corporate Trust Administration

          if to the Paying Agent:

          Midland Bank plc
          HSBC Issuer Services
          Mariner House
          Pepys Street
          London EC3 N4DA
          England
          Facsimile No.:  44-171-260-5846

          Attn:  Corporate Trust Administration

          Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.03.  Communications by Holders with Other Holders.

          Noteholders may communicate pursuant to TIA (S) 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

          SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

          SECTION 11.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

          SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 11.07.  Legal Holidays.

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or Chicago, Illinois or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 11.08.  Governing Law.

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

          SECTION 11.09.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.10.  No Recourse Against Others.

          A director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 11.11.  Successors.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12.  Counterparts.

          This Indenture may be executed in any number of counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart sent by telecopier shall be effective as delivery of a manually executed counterpart.

          SECTION 11.13.  Severability.

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 11.14.  Judgment Currency.

          The Company hereby agrees to indemnify the Trustee, its directors, its officers and each person, if any, who controls the Trustee within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act against any loss incurred by such person as a result of any judgment or order being given or made against the Company for any U.S. dollar amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

                                ARTICLE TWELVE

                                   GUARANTEE

          SECTION 12.01.  Unconditional Guarantee.

          Each Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of, premium thereon (if any) and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 12.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or a Guarantor, any amount paid by the Company or a Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guar-anteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall become due and payable by such Guarantor for the purpose of the Guarantee.

          SECTION 12.02.  Severability.

          In case any provision of this Article Twelve shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.03.  Limitation of Guarantor's Liability.

          Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to Section 12.04, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

          SECTION 12.04.  Execution of Guarantee.

          To further evidence the Guarantee to the Holders, each Guarantor hereby agrees to execute a guarantee to be endorsed on and made a part of each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a guarantee. Each such guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such guarantee on behalf of such Guarantor. Such signature upon the guarantee may be a manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the guarantee, and in case such officer who shall have signed the guarantee shall cease to be such officer before the Note on which such guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the guarantee had not ceased to be such officer of such Guarantor.

          SECTION 12.05.  Subordination of Subrogation and Other Rights.

          Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

                               ARTICLE THIRTEEN

                          SUBORDINATION OF GUARANTEE

          SECTION 13.01.  Guarantee Subordinated to Guarantor Senior Debt.

          Each Guarantor covenants and agrees, and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that such Guarantor's Guarantee shall be issued subject to the provisions of this Article Thirteen; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes pursuant to such Guarantee shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Guarantor Senior Debt of such Guarantor, whether outstanding on the Issue Date or thereafter incurred; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt of such Guarantor, and that each holder of Guarantor Senior Debt of such Guarantor whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt of such Guarantor in reliance upon the covenants and provisions contained in this Indenture, the Notes and the Guarantees.

          SECTION 13.02.  No Payment in Certain Circumstances.

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt of any Guarantor, no payment of any kind or character (other than payments by a trust previously established pursuant to Article Eight) shall be made by such Guarantor with respect to any Obligations on such Guarantor's Guarantee or to acquire any of the Notes for cash or property.

          In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instruments creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof, and if the Representative for the respective issue of Designated Senior Debt gives a Default Notice, then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period, during Blockage Period no Guarantor shall (x) make any payment of any kind or character (other than payments by a trust previously established pursuant to the provisions described under Article Eight) with respect to any Obligations on the Guarantees or (y) acquire any of the Notes for cash or property. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date of the commencement of the Blockage Period, and only one such Blockage Period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment from any Guarantor shall be received by the Trustee or any Holder when such payment is prohibited by Section 13.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt of such Guarantor, if any, received from the holders of Guarantor Senior Debt of such Guarantor (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt of such Guarantor.

          Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

          SECTION 13.03.  Payment Over of Proceeds upon Dissolution, Etc.

          (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all of such Guarantor's Obligations due upon all Guarantor Senior Debt of such Guarantor shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt of such Guarantor, before any payment or distribution of any kind or character is made on account of any Obligations on such Guarantor's Guarantees, or for the acquisition of any of the Notes by such Guarantor, for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of such Guarantor remaining unpaid until all Obligations on Guarantor Senior Debt of such Guarantor then due have been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt of such Guarantor.

          (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 13.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of such Guarantor held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of such Guarantor then due remaining unpaid until all such Guarantor Senior Debt of such Guarantor has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt of such Guarantor.

          (c) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Guarantor Senior Debt of such Guarantor shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Guarantor's obligations hereunder in accordance with Article Five hereof.

          SECTION 13.04.  Payments May Be Paid Prior to Dissolution.

          Nothing contained in this Article Thirteen or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Sections 13.02 and 13.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes or payments on the Guarantees of such Guarantor, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 13.02 or 13.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes or payments on the Guarantees of such Guarantor to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 13.02(a) or in Section
13.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 13.02(a) and Section 13.03). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

          SECTION 13.05.  Subrogation.

          Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Guarantor, the Holders of the Notes shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Guarantor Senior Debt of such Guarantor until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Debt of such Guarantor by or on behalf of such Guarantor or by or on behalf of the Holders by virtue of this Article Thirteen which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt of such Guarantor, it being understood that the provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Guarantor Senior Debt of such Guarantor, on the other hand.

          SECTION 13.06.  Obligations of Guarantors Unconditional.

          Nothing contained in this Article Thirteen or elsewhere in this Indenture, the Notes or the Guarantees is intended to or shall impair, as among any Guarantor, its creditors other than the holders of Guarantor Senior Debt of such Guarantor, and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes and any payments due on the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Guarantor Senior Debt of such Guarantor, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

          SECTION 13.07.  Notice to Trustee.

          Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes or Guarantees pursuant to the provisions of this Article Thirteen. Regardless of anything to the contrary contained in this Article Thirteen or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from such Guarantor, or from a holder of Guarantor Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Guarantor Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Thirteen, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 13.08. Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of any Guarantor referred to in this Article Thirteen, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

          SECTION 13.09.  Trustee's Relation to Guarantor Senior Debt.

          The Trustee and any agent of any Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Thirteen with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

          SECTION 13.10. Subordination Rights Not Impaired by Acts or Omissions of the Company, the Guarantors or Holders of Guarantor Senior Debt.

          No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Thirteen or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company, any Guarantor and any other Person.

          SECTION 13.11. Noteholders Authorize Trustee to Effectuate Subordination of Guarantees.

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders of Notes, the subordination provided in this Article Thirteen, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance of its Notes or any amounts due on the Guarantees and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representa-tive to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes, the Guarantees or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 13.12.  This Article Thirteen Not To Prevent Events of
                          Default.

          The failure to make a payment on account of principal of or interest on the Notes or any payment due on the Guarantees by reason of any provision of this Article Thirteen will not be construed as preventing the occurrence of an Event of Default.

          SECTION 13.13.  Trustee's Compensation Not Prejudiced.

          Nothing in this Article Thirteen will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                           [Signature Pages Follow]

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              Issuer:

                              TOKHEIM CORPORATION

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                              Guarantors:

                              ENVIROTRONIC SYSTEMS, INC.,
                               as Guarantor

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                              GASBOY INTERNATIONAL, INC.,
                               as Guarantor

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                              MANAGEMENT SOLUTIONS, INC.,
                               as Guarantor

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                              SUNBELT HOSE & PETROLEUM EQUIPMENT, INC.,
                               as Guarantor

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                              TOKHEIM AUTOMATION CORPORATION,
                               as Guarantor

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                              TOKHEIM EQUIPMENT CORPORATION,
                               as Guarantor

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                              TOKHEIM INVESTMENT CORP.,
                               as Guarantor

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                              TOKHEIM RPS, LLC,
                               as Guarantor

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                              TOKHEIM SERVICES, LLC,
                               as Guarantor

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                              Trustee:

                              U.S. BANK TRUST NATIONAL ASSOCIATION
                               as Trustee

                              By:
                                  ----------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT A

                                                             CUSIP No.:

                              TOKHEIM CORPORATION

                   11 3/8% SENIOR SUBORDINATED NOTE DUE 2008

No.                                                                Euro

          TOKHEIM CORPORATION, an Indiana corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Euro 75,000,000 on August 1, 2008.

          Interest Payment Dates:  February 1 and August 1.

          Record Dates:  January 15 and July 15.

          Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                              TOKHEIM CORPORATION

                              By:
                                  -------------------------------
                                  Name:
                                  Title:

Dated:  January 29, 1999      By:
                                  -------------------------------
                                  Name:
                                  Title:

Certificate of Authentication

          This is one of the Euro denominated 11 3/8% Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

                              U.S. BANK TRUST NATIONAL ASSOCIATION
                              as Trustee


Dated:  January 29, 1999      By:
                                  --------------------------------
                                  Authorized Signatory

                             (REVERSE OF SECURITY)

                   11 3/8% SENIOR SUBORDINATED NOTE DUE 2008

          1. Interest. TOKHEIM CORPORATION, an Indiana corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from January 29, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes plus 2% per annum.

          The Notes are not entitled to the benefit of any mandatory sinking fund.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) by credit or transfer to a Euro account maintained by the Holder in the place of payment specified by the Holder. Holders of Notes who receive payment in currency other than Euro must make arrangements at their own expense. The Company shall deliver such interest, principal or other payment to the Paying Agent no later than 12:00 noon London time on the Business Day prior to the date such payment is due. However, the Company may pay principal and interest by its check payable in Euro. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, a national banking corporation (the "Trustee"), will act through MSS (Nominees) Limited, the nominee of Midland Bank plc, London branch, as Paying Agent and Registrar in the Borough of Manhattan, The City of New York, and, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of each Exchange shall require, Bankers Trust Luxembourg S.A. will act as Paying Agent and Registrar in Luxembourg. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. Indenture. The Company issued the Notes under an Indenture, dated as of January 29, 1999 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 11 3/8% Senior Subordinated Notes due 2008 (the "Notes"). The Notes are limited in aggregate principal amount to Euro 75,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

          5. Subordination. The Notes are unsecured obligations of the Company and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          6. Guarantee. The obligations of the Company hereunder are guaranteed on a senior subordinated basis by the Guarantors. Each Guarantee by a Guarantor is subordinated in right of payment to all Guarantor Senior Debt of such Guarantor to the same extent that the Notes are subordinated to Senior Debt of the Company.

          7.   Redemption.

          (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption.

Year                       Percentage
----                       ----------
2004....................... 105.688%
2005....................... 103.792%
2006....................... 101.896%
2007 and thereafter........ 100.000%


          (b) Optional Redemption Upon Public Equity Offerings. At any time, or from time to time, on or prior to February 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined in the Indenture) to redeem up to an aggregate of 35% of the initial principal amount of the Notes originally issued in the Offering at a redemption price equal to 111.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 55% of the initial aggregate principal amount of Notes originally issued in the Offering remains outstanding immediately after any such redemption.

          In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

          8. Notice of Redemption. Notice of redemption under paragraphs 7(a) and 7(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will cause a copy of such notice to be published in a newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and the Luxembourg Stock Exchange will be advised of such redemption. Notes in denominations larger than Euro 1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          9. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall require, the Company will cause a copy of such notice to be published in a newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and the Luxembourg Stock Exchange will be advised of such offer to purchase.

          10. Registration Rights. Pursuant to the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 11 3/8% Senior Subordinated Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          11. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of Euro 1,000 and integral multiples of Euro 1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          12. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          14. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee Euro Legal Tender or Euro Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          15. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          16. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          17. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          18. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          19. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          20. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          21. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          22. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM
(= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST
(= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          25. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Tokheim Corporation, 10501 Corporate Drive, Fort Wayne, Indiana 46845, Attn: Executive Vice President, Finance and Administration.

                              [FORM OF GUARANTEE]

                         SENIOR SUBORDINATED GUARANTEE

          Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium, if any, and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Twelve of the Indenture.

          The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of each Guarantor, to the extent and in the manner provided in Article Twelve and Article Thirteen of the Indenture.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law to the extent the law of another jurisdiction would be required thereby.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

                              ENVIROTRONIC SYSTEMS, INC.

                              By:
                                  ------------------------------
                                  Name:
                                  Title:


                              GASBOY INTERNATIONAL, INC.

                              By:
                                  ------------------------------
                                  Name:
                                  Title:


                              MANAGEMENT SOLUTIONS, INC.

                              By:
                                  ------------------------------
                                  Name:
                                  Title:

                              SUNBELT HOSE & PETROLEUM EQUIPMENT, INC.

                              By:
                                  ------------------------------------
                                  Name:
                                  Title:

                              TOKHEIM AUTOMATION CORPORATION

                              By:
                                  ------------------------------------
                                  Name:
                                  Title:

                              TOKHEIM EQUIPMENT CORPORATION

                              By:
                                  ------------------------------------
                                  Name:
                                  Title:

                              TOKHEIM INVESTMENT CORP.

                              By:
                                  ------------------------------------
                                  Name:
                                  Title:

                              TOKHEIM RPS, LLC

                              By:
                                  ------------------------------------
                                  Name:
                                  Title:

                              TOKHEIM SERVICES, LLC

                              By:
                                  ------------------------------------
                                  Name:
                                  Title:

                                ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint________________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                            Signed: /s/
     -----------------------             ------------------------------------
                                         (Sign exactly as your name appears on
                                         the other side of this Note)

Medallion Guarantee:
                    --------------------------

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) January 29, 2001, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   Check One

(1) [_]   to the Company or a subsidiary thereof; or

(2) [_]   pursuant to and in compliance with Rule 144A under the Securities Act;
          or

(3) [_] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) [_] outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) [_] pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) [_] pursuant to an effective registration statement under the Securities Act; or

(7) [_] pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Date:                      Signed: /s/
     -------------------           -----------------------------------------
                                   (Sign exactly as your name appears on the
                                   other side of this Security)

Medallion Guarantee:
                    -----------------------------

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
     -------------------        ------------------------------------------------
                                NOTICE:  To be executed by an executive officer

                     [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                               Section 4.15 [_]
                               Section 4.16 [_]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

Euro
    -----------------

Date:
     -----------------------     -----------------------------------------------
                                 NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Medallion Guarantee:
                    -----------------------------

                                                                       EXHIBIT B

                                                               ISIN No.:

                              TOKHEIM CORPORATION

               SERIES B 11 3/8% SENIOR SUBORDINATED NOTE DUE 2008

No.                                                                    Euro

          TOKHEIM CORPORATION, an Indiana corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Euro 75,000,000 August 1, 2008.

          Interest Payment Dates:  February 1 and August 1.

          Record Dates:  January 15 and July 15.

          Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        TOKHEIM CORPORATION

                                        By:
                                            ------------------------------
                                            Name:
                                            Title:

Dated:                                  By:
                                            ------------------------------
                                            Name:
                                            Title:

Certificate of Authentication

          This is one of the Series B Euro denominated 11 3/8% Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

                              U.S. BANK TRUST NATIONAL ASSOCIATION
                               as Trustee

Dated:  January 29, 1999      By:
                                  --------------------------------
                                  Authorized Signatory

                             (REVERSE OF SECURITY)

                   11 3/8% SENIOR SUBORDINATED NOTE DUE 2008


          1. Interest. TOKHEIM CORPORATION, an Indiana corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from January 29, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes plus 2% per annum.

          The Notes are not entitled to the benefit of any mandatory sinking fund.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) by credit or transfer to a Euro account maintained by the Holder in the place of payment specified by the Holder, Holders of Notes who receive payment in currency other than the Euro must make arrangements at their own expense. The Company shall deliver such interest, principal or other payment to the Paying Agent no later than 12:00 noon London time on the Business Day prior to the date such payment is due. However, the Company may pay principal and interest by its check payable in Euro. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, a New York banking corporation (the "Trustee"), will act through MSS (Nominees) Limited, the nominee of Midland Bank plc, London branch, as Paying Agent and Registrar in London, England, and, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange shall require, Bankers Trust Luxembourg S.A., will act as Paying Agent and Registrar in Luxembourg. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. Indenture. The Company issued the Notes under an Indenture, dated as of January 29, 1999 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 11 3/8% Senior Subordinated Notes due 2008 (the "Initial Notes"). The Notes are limited in aggregate principal amount to Euro 75,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

          5. Subordination. The Notes are unsecured obligations of the Company subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          6. Guarantee. The obligations of the Company hereunder are guaranteed on a senior subordinated basis by the Guarantors. Each Guarantee by a Guarantor is subordinated in right of payment to all Guarantor Senior Debt of such Guarantor to the same extent that the Notes are subordinated to Senior Debt of the Company.

          7.   Redemption.

          (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:


          Year                                                      Percentage
          ----                                                      ----------
          2004...................................................     105.688%
          2005...................................................     103.792%
          2006...................................................     101.896%
          2007 and thereafter....................................     100.000%

          (b) Optional Redemption Upon Public Equity Offerings. At any time, or from time to time, on or prior to February 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined in the Indenture) to redeem up to an aggregate of 35% of the initial principal amount of the Notes originally issued in the Offering at a redemption price equal to 111.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 55% of the initial aggregate principal amount of Notes originally issued in the Offering remains outstanding immediately after any such redemption:

          In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

          8. Notice of Redemption. Notice of redemption under paragraphs 7(a) and 7(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange shall require, the Company will cause a copy of such Notice to be published in a newspaper of general circulation (which is expected to be the Luxemburger Wort) and the Luxembourg Stock Exchange will be advised of such redemption. Notes in denominations larger than Euro 1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          9. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange shall require, the Company will cause a copy of such Notice to be published in a newspaper of general circulation (which is expected to be the Luxemburger Wort) and the Luxembourg Stock Exchange will be advised of such offer to purchase.

          10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of Euro 1,000 and integral multiples of Euro 1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          11. Persons Deemed Owners. The registered Holder of a Note shall be as the owner of it for all purposes.

          12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee Euro Legal Tender or Euro Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          19. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          21. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Tokheim Corporation, 10501 Corporate Drive, Fort Wayne, Indiana 46845, Attn: Executive Vice President, Finance and Administration.

                              [FORM OF GUARANTEE]

                         SENIOR SUBORDINATED GUARANTEE

          Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Twelve of the Indenture.

          The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of each Guarantor, to the extent and in the manner provided in Article Twelve and Article Thirteen of the Indenture.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law to the extent the law of another jurisdiction would be required thereby.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

                                        ENVIROTRONIC SYSTEMS, INC.

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        GASBOY INTERNATIONAL, INC.

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        MANAGEMENT SOLUTIONS, INC.

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:

                                        SUNBELT HOSE & PETROLEUM EQUIPMENT, INC.

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        TOKHEIM AUTOMATION CORPORATION

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        TOKHEIM EQUIPMENT CORPORATION

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        TOKHEIM INVESTMENT CORP.

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        TOKHEIM RPS, LLC

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:

                                        TOKHEIM SERVICES, LLC

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:

                                ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint________________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:                      Signed:
     -------------------          ------------------------------------------
                                  (Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:
                    --------------------------------------

                     [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                               Section 4.15 [_]
                               Section 4.16 [_]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

Euro
    -------------------

Date:
     --------------------------     --------------------------------------------
                                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Medallion Guarantee:
                     --------------------------------

                                                                       EXHIBIT C
                                                                       ---------

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

              Re:  11 3/8% Senior Subordinated Notes due 2008
                   (the "Notes") Tokheim Corporation

          This Certificate relates to Euro_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Physical Notes by ______ (the "Transferor").

The Transferor:*

          [_] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Physical Note or Physical Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

          [_] has requested by written order that the Registrar exchange or register the transfer of a Physical Note or Physical Notes.

          [_] In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

          [_] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

          [_] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

          [_] Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit D to the Indenture.

          [_] Such Note is being transferred in reliance on Regulation S under the Act. [An Opinion of Counsel to the effect that such transfer does not require registration under the Act accompanies this certification.]

          [_] Such Note is being transferred in reliance on Rule 144 under the Act. [An Opinion of Counsel to the effect that such transfer does not require registration under the Act accompanies this certification.]

          [_] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor." [An Opinion of Counsel to the effect that such transfer does not require registration under the Act accompanies this certification.]


                                       -------------------------------
                                       [INSERT NAME OF TRANSFEROR]

                                       By:
                                           ---------------------------
                                           [Authorized Signatory]
Date:
      -------------------
*Check applicable box.

                                                                       EXHIBIT D
                                                                       ---------

                  Form of Transferee Letter of Representation
                  -------------------------------------------



Attention:  Corporate Trust Division

Ladies and Gentlemen:

          This certificate is delivered to request a transfer of Euro________ principal amount of the 11 3/8% Senior Subordinated Notes due 2008 of Tokheim Corporation (the "Company") and any guarantee thereof (the "Notes"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                     Name:
                          ----------------------------
                     Address:
                             -------------------------
                     Taxpayer ID Number:
                                        --------------

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000, (e) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if the Note is not in book-entry form), and, if such transfer is being effected by certain transferors prior to the expiration of the "40-day distribution compliance period" (within the meaning of Rule 903(b)(2) of Regulation S under the Securities Act), a certificate that may be obtained from the Trustee is delivered by the transferee, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. The Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.

Dated:                             TRANSFEREE:
      ------------------------
                                   By:
                                       -------------------------------------

                                                                       EXHIBIT E


                           Form of Certificate To Be
                            Delivered in Connection
                          with Regulation S Transfers
                                                           _______________, ____

Attention:  Corporate Trust Administration

Re:  11 3/8% Senior Subordinated Notes due 2008
     (the "Notes") Tokheim Corporation

Ladies and Gentlemen:

          In connection with our proposed sale of Euro ____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:
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                                      E-1